SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant

      Filed by a party other than the registrant

      Check the appropriate box:

       Preliminary proxy statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

       Definitive proxy statement

       Definitive additional materials

       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

A. M. Castle & Co.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

       No fee required.

       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

       Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
CERTAIN GOVERNANCE MATTERS
AUDIT COMMITTEE’S REPORT TO STOCKHOLDERS
STOCK OWNERSHIP OF NOMINEES, MANAGEMENT AND PRINCIPAL STOCKHOLDERS
RELATED PARTY TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NON-EMPLOYEE DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Additional Executive Compensation Policies
HUMAN RESOURCES COMMITTEE REPORT TO STOCKHOLDERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
Nonqualified Deferred Compensation
Information on All Stock Option Plans
PROPOSAL TWO: APPROVAL OF THE 2008 RESTRICTED STOCK, STOCK OPTION AND EQUITY COMPENSATION PLAN
OTHER MATTERS
STOCKHOLDER PROPOSALS
A. M. CASTLE & CO 2008 RESTRICTED STOCK, STOCK OPTION AND EQUITY COMPENSATION PLAN

March 20, 2008

Dear Stockholder of
A.M. Castle & Co.:

You are cordially invited to attend A. M. Castle & Co.’s (“Castle”) 2008 annual meeting of stockholders, which will be held on Thursday, April 24, 2008, beginning at 10:00 a.m., Central Daylight Savings Time, at our offices at 3400 North Wolf Road, Franklin Park, Illinois 60131.

At the annual meeting, our senior executives will report to you on Castle’s 2007 results, current business conditions and recent developments at Castle. Our senior executives and Board members will be present to answer your questions concerning Castle.

The formal notice of the annual meeting and proxy statement follow.

Whether or not you plan to attend the annual meeting, please ensure that your shares are represented by giving us your proxy. You can do this by signing, dating and returning the enclosed proxy.

Sincerely,

John McCartney

A. M. CASTLE & CO.
3400 North Wolf Road
Franklin Park, IL 60131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 20, 2008

NOTICE IS HEREBY GIVEN that the 2008 annual meeting of stockholders of A. M. Castle & Co., a Maryland corporation (“Castle”) will be held at Castle’s principal executive offices at 3400 North Wolf Road, Franklin Park, Illinois 60131 on Thursday, April 24, 2008, at 10:00 a.m., Central Daylight Time, for the purposes of considering and voting upon the following:

1. The election of eleven directors of Castle;

2. The approval of the 2008 Restricted Stock, Stock Option, and Equity Compensation Plan; and

3. The transaction of any other business that may properly come before the annual meeting and any adjournment thereof.

The Board has fixed the close of business on March 3, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. If for any reason you should decide to revoke your proxy, you may do so at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS

Sherry L. Holland
Secretary

A. M. CASTLE & CO.
3400 North Wolf Road
Franklin Park, IL 60131

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
APRIL 24, 2008

The Board of Directors of A. M. Castle & Co. (“Castle”) is soliciting the enclosed proxy for use at Castle’s 2008 annual meeting of stockholders and any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is voted at the annual meeting by notifying the Corporate Secretary of Castle in writing or by attending the annual meeting and notifying the Corporate Secretary of Castle at the annual meeting, although mere attendance at the annual meeting will not automatically revoke a proxy. As of the close of business on March 3, 2008, the record date established for determining the stockholders entitled to notice of and to vote at the annual meeting, there were 22,097,869 outstanding shares of Castle’s common stock. Each share of Castle common stock outstanding on the record date is entitles to one vote on all matters submitted at the Annual Meeting.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Castle, including, upon request, expenses incurred in forwarding proxies and proxy statements to beneficial owners of stock held in the name of another. Officers, directors and employees of Castle may solicit proxies from certain stockholders; however, no additional compensation will be paid to those individuals for these activities.

Castle’s annual report to stockholders, for the year ended December 31, 2007, is enclosed with this proxy statement. Castle is first mailing this proxy statement and the enclosed proxy to stockholders on or about March 20, 2008.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Shares that are present and entitled to vote on any of the proposals to be considered at the annual meeting will be considered to be present at the annual meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. Proxies marked as “Abstaining” (including proxies in which a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the annual meeting), or “Withheld” will also be considered as present for purposes of determining the presence or absence of a quorum at the annual meeting.

Directors are elected by a plurality of the votes cast. The affirmative vote of a majority of the shares present at the annual meeting will be required to approve each of the other proposals to be considered at the annual meeting.

If any nominee for director fails to receive the affirmative vote of a plurality of the shares at the annual meeting, the majority of the directors then in office will be entitled under our certificate of incorporation and bylaws to fill the resulting vacancy in the Board of Directors. Each director chosen in this manner will hold office for a term expiring at our next annual meeting of stockholders.

All shares entitled to vote and represented by properly executed proxies received and not revoked prior to the annual meeting will be voted at the annual meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the annual meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing with A. M. Castle & Co.’s Corporate Secretary, at or before taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares. A proxy may also be revoked by attending the annual meeting and voting in person, although attendance at the annual meeting will not itself revoke a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to A. M. Castle & Co., 3400 N. Wolf Road, Franklin Park, Illinois 60131, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, at or before the taking of the vote at the annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Eleven directors, constituting the entire Board of Directors, will be elected at the annual meeting. All directors are elected for a term of one year, until the 2009 annual meeting of stockholders, or until their successors are elected and qualified. If any of the nominees unexpectedly becomes unavailable for election, the person(s) voting your proxy may vote for a substitute nominee designated by the Board of Directors.

Nominee Information

The nominees have provided the following information about themselves.

Brian P. Anderson	Director since 2005	Age 57

Former Executive Vice President/CFO of OfficeMax, Incorporated, a distributor of business to business and retail office products, from November 2004 to January 2005. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International, a medical products and services company, from 1998 to 2004. Mr. Anderson is a member of the Board of Directors of W.W. Grainger, Inc., Pulte Homes Inc. and James Hardie Industries NV.

Chairman of the Audit Committee and member of the Governance Committee.

Thomas A. Donahoe	Director since 2005	Age 72

Retired from the Vice Chairmanship of Price Waterhouse LLP, an accounting and consulting services business, in 1996. Mr. Donahoe is also a director of NiCor, Inc.

Member of the Audit Committee.

Ann M. Drake	Director since 2007	Age 60

Chief Executive Officer of DSC Logistics, Inc., a privately owned supply chain management company. Ms. Drake has served as the CEO of DSC Logistics for over ten years.

Member of the Human Resources Committee.

Michael H. Goldberg	Director since 2006	Age 54

President and Chief Executive Officer of Castle since January 2006. Prior to joining Castle he was Executive Vice President of Integris Metals Corp., an aluminum and stainless steel metal service center, from November 2001 to January 2005. From 1998 to 2001, Mr. Goldberg was Executive Vice President of North American Metals Distribution Group, a division of Rio Algom Ltd.

William K. Hall	Director since 1984	Age 64

Chairman of Procyon Technologies, Inc., a privately owned holding company which focuses on suppliers to the aerospace and defense industries. Dr. Hall served as Chairman and Chief Executive of Procyon Technologies, Inc. from 2000 to 2004. Prior to assuming that position, he was an executive consultant from 1999 to 2000 and from 1996 until 1999, Chairman and Chief Executive Officer of Falcon Building Products, Inc., a manufacturer of building products. Dr. Hall is also a director of Actuant Corporation, Procyon Technologies, W.W. Grainger, Inc. and Great Plains Energy, Inc.

Chairman of the Governance Committee and member of the Human Resources Committee.

Robert S. Hamada	Director since 1984	Age 70

Edward Eagle Brown Distinguished Service Professor Emeritus of Finance, University of Chicago Graduate School of Business since 2003. Dr. Hamada was Dean of the University of Chicago Graduate School of Business from 1993 to 2001. He is also a director of the National Bureau of Economic Research and Federal Signal Corp.

Member of the Human Resources Committee.

Patrick J. Herbert, III	Director since 1996	Age 58

President of Simpson Estates, Inc., a private asset management firm, since 1992. He is also a director of Verado Energy, Inc., Tempel Holdings, Inc. and Tempel Steel Co.

Member of the Human Resources Committee.

Terrence J. Keating	Director since 2007	Age 58

Chairman of Accuride Corporation, a manufacturer of steel and forged aluminum wheels for vehicles. Mr. Keating served as President and Chief Executive Officer of Accuride Corporation from 2002 to 2007 when he was elected as Chairman of the Board. Mr. Keating is also a director of Dana Holding Corp.

Member of the Audit Committee.

Pamela Forbes Lieberman	Director since 2007	Age 54

Interim Chief Operating Officer of Entertainment Resource, Inc. from March 2006 to August 2006. Ms Lieberman was President and Chief Executive Officer of TruServ Corporation (now known as True Value Company) from 2001 to 2004. Ms. Lieberman is also a director of Standard Motor Products, Inc.

Member of the Audit Committee.

John McCartney	Director since 1998	Age 55

Chairman of the Board of Castle since January 2007. Chairman of the Board of Westcon Group, Inc., a network equipment distribution company. Mr. McCartney was Vice Chairman of Datatec, Limited, a technology holding company, from 1998 to 2004. From 1997 to 1998, Mr. McCartney was President of the Client Access business unit of 3Com Corporation, a computer networking company. Mr. McCartney is also a director of Huron Consulting Group, Inc., Federal Signal Corp. and Datatec, Limited.

Member of the Governance Committee.

Michael Simpson	Director since 1972	Age 69

Retired Chairman of the Board of Castle. Mr. Simpson was elected Vice President of Castle in 1977 and Chairman of the Board in 1979. Mr. Simpson retired as an officer of Castle in 2001 and stepped down as Chairman of the Board in 2004.

Chairman of the Human Resources Committee and member of the Governance Committee.

CERTAIN GOVERNANCE MATTERS

Board Meetings

During 2007, the Board of Directors held nine meetings. Also, there were seven meetings of the Audit Committee, six meetings of the Governance Committee and eight meetings of the Human Resources Committee during 2007. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which they served.

Committees

The Board of Directors has three standing committees: the Audit Committee, the Governance Committee, and the Human Resources Committee.

The Audit Committee is charged with the engagement of Castle’s independent auditors, reviewing the results of internal audits and the audit report of the independent auditors engaged by Castle and meets on a regular basis with management and the independent auditors to review and discuss financial matters. Further, the Audit Committee is empowered to make independent investigations and inquiries into financial reporting, financial controls, or other financial matters of Castle as it deems necessary. A copy of the Audit Committee charter can be found at Castle’s website http://www.amcastle.com/download/auditcommcharter 4-1-07.pdf. The Audit Committee’s report to stockholders is provided below under “Audit Committee’s Report to Stockholders.”

The Human Resources Committee is charged with approving the compensation of Castle’s executive officers, reviewing succession plans for key employee positions, reviewing reports to stockholders on executive compensation and reviewing and recommending the Chief Executive Officer’s compensation for approval by the Board of Directors. The Human Resources Committee also approves incentive and equity-based compensation plans and reviews Castle’s retirement plans with regard to objectives, competitiveness, and investment policies. The Human Resources Committee reviews and recommends changes to the Board of Directors regarding director compensation. A copy of the Human Resources Committee charter can be found at Castle’s website
http://www.amcastle.com/download/hrcharteraugust2007.pdf.

On October 24, 2007, the Human Resources Committee established a subcommittee comprised entirely of Committee members who are considered “outside directors” under Internal Revenue Service regulations to take action with respect to executive officer compensation for purposes of Section 162(m) of the Internal Revenue Code.

The Human Resources Committee’s report to stockholders is provided below under “Human Resources Committee Report to Stockholders.”

The Governance Committee is charged with assisting the Board of Directors by reviewing the size, composition, and organizational structure of the Board of Directors, identifying potential director candidates and developing and evaluating governance policies. The Governance Committee’s charter can be found on Castle’s website at http//:www.amcastle.com/download/2007governancecharter.pdf.

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to all officers and directors. A copy of the Code of Ethics can be found on Castle’s website at http://www.amcastle.com/download/dirofficercodeofconduct.pdf.

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines which include director nomination criteria. A copy of the Corporate Governance Guidelines can be found on Castle’s website at
http://www.amcastle.com/download/CorpGovGuidelines.pdf.

Director Nomination by Stockholders

Any stockholder who wishes to recommend individuals for nomination to the Board of Directors is invited to send a written recommendation to our Corporate Secretary which should include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance Committee

•	The name of and contact information for the candidate

•	A statement of the candidate’s business and educational background

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Castle

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected

Director Independence; Financial Experts

The Board of Directors has determined that each of Messrs. Anderson, Donahoe, Hall, Hamada, Herbert, Keating, McCartney, Simpson, and Ms. Drake and Ms. Lieberman (i) is “independent” within the definitions contained in the current New York Stock Exchange listing standards and Castle’s Corporate Governance Guidelines and (ii) has no other “material relationship” with Castle that could interfere with his or her ability to exercise independent judgment. In addition, the Board of Directors has determined that each member of the Audit Committee is “independent” within the definition contained in current Securities and Exchange Commission rules. Furthermore, the Board of Directors has determined that all members of our Audit Committee meet the financial literacy requirements of the New York Stock Exchange and qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission.

Director Attendance at Annual Meeting

Castle typically schedules its quarterly board meeting in conjunction with the Annual Meeting of Stockholders and expects that our directors will attend, absent a valid reason. A majority of directors attended our 2007 Annual Meeting.

Stockholder Communication with Directors

Stockholders may communicate with the Board of Directors or any individual director by writing to:

A. M. Castle & Co.
Board Communication
3400 N. Wolf Road
Franklin Park, Illinois 60131
Attn: Corporate Secretary

All written communications are distributed to the Chairman of the Board or other members of the Board of Directors as deemed appropriate. In addition, the Audit Committee has established both a telephonic voice call in and electronic communication method on an independent website (http://www.mysafeworkplace.com) entitled “MySafeWorkplace” which also can be accessed from Castle website. The system provides for electronic communication, either anonymously or identified, with the Audit Committee.

AUDIT COMMITTEE’S REPORT TO STOCKHOLDERS

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other Castle filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, except to the extent Castle specifically incorporates this report by reference therein.

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is “independent”, as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Audit Committee acts under a charter that was last amended by the Board in 2007 and can be found on Castle’s website at
http://www.amcastle.com/download/auditcommcharter 4-10-07.pdf.

Management is responsible for Castle’s internal controls and the financial reporting process. Deloitte & Touche LLP, an independent registered public accounting firm, Castle’s independent auditor, was responsible for performing an independent audit of Castle’s most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) the fairness of the presentation of Castle’s consolidated financial statements for the year ended December 31, 2007 in conformity with U.S. GAAP, in all material respects and (ii) the effectiveness of Castle’s internal control over financial reporting as of December 31, 2007, based on the framework of The Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to monitor and oversee these processes.

In performing these responsibilities, the Audit Committee reviewed and discussed Castle’s audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee discussed with Deloitte & Touche LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. and Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” Deloitte & Touche LLP also provided to the

Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit Committee discussed with Deloitte & Touche LLP the matter of the firm’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Castle’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Brian P. Anderson, Chairman
Thomas A. Donahoe
Terrence J. Keating
Pamela Forbes Lieberman

Members of the Audit Committee
of the Board of Directors

Independent Public Accountants

The Audit Committee of the Board of Directors selected Deloitte & Touche LLP, an independent registered public accounting firm, located at 111 South Wacker Drive, Chicago, Illinois 60606, as independent auditors to examine Castle’s accounts for the fiscal year ending December 31, 2007. Prior to making its decision, the Audit Committee reviewed with the independent auditor all relationships between the independent auditor, its related entities and Castle and its subsidiaries. The Audit Committee evaluated the written disclosures received from the independent auditor, including the letter from the independent auditor required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and engaged in discussions with the independent auditor, including as to whether the provision of non-audit services is compatible with maintaining their independence. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

Audit Fees

The following table sets forth the fees paid by Castle to Deloitte & Touche LLP for professional services rendered with respect to fiscal years 2007 and 2006, respectively.

Fee Category	2007	2006

Audit Fees	$1,504,000	$1,586,000
Audit-Related Fees	121,250	40,000
Tax Fees	16,000	153,550
All Other Fees		4,600

Total Fees	$1,641,250	$1,784,150

Audit Fees.  Consists of fees billed for professional services rendered for the audits of Castle’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in Castle’s quarterly reports on Form 10-Q, and other services normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Castle’s financial statements.

Tax Fees.  Consists of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance with the preparation of various tax returns.

All Other Fees.  Castle did not incur any fees to Deloitte & Touche LLP in 2007 for any other services.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by Castle’s independent auditor. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated are reported to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor.

STOCK OWNERSHIP OF NOMINEES, MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Stock Ownership of Nominees and Management

The following table sets forth the number of shares and percentage of Castle’s common stock that was owned beneficially as of March 3, 2008, by each nominee for director, each Named Executive Officer set forth in the Summary Compensation Table and by all nominees and executive officers as a group, with each person having sole voting and dispositive power except as indicated:

	Shares of
	Common Stock		Percentage of
Beneficial Owner	Beneficially Owned(1)		Common Stock

Brian P. Anderson	10,719		*
Thomas A. Donahoe	11,743		*
Ann M. Drake	1,446		*
Michael H. Goldberg	30,000		*
William K. Hall	18,522		*
Robert S. Hamada	38,127		*
Patrick J. Herbert, III	5,384,640	(2)	24.4%
Terrence J. Keating	—		*
Pamela Forbes Lieberman	1,446
John McCartney	49,219		*
Michael Simpson	607,367	(3)	2.7%
Lawrence A. Boik	4,435		*
Stephen V. Hooks	84,507		*
Paul J. Winsauer	7,873		*
Blain A. Tiffany	3,853		*
All directors and executive officers as a group	6,261,692		28.3%

An * means less than 1%.

(1)	Includes shares subject to restricted stock grants, stock options and deferred director fees in phantom stock units that are exercisable on March 3, 2008 or that become exercisable within 60 days after that date for the nominees and executive officers as follows: Mr. Anderson, 8,946 shares; Mr. Donahoe, 8,946 shares; Ms. Drake, 1,446 shares; Mr. Goldberg 30,000 shares; Dr. Hall, 8,946 shares; Dr. Hamada, 33,523 shares; Mr. Herbert, 52,693 shares; Ms. Lieberman, 1,446 shares; Mr. McCartney, 34,446 shares; Mr. Simpson, 47,446 shares; Mr. Boik, 3,333 shares; Mr. Hooks, 44,300 shares; Mr. Winsauer 7,333 shares; Mr. Tiffany 3,333 shares and all directors and executive officers as a group, 282,037 shares.

(2)	Includes 127,748 shares with respect to which Mr. Herbert has sole voting power and 5,256,892 shares with respect to which Mr. Herbert shares voting power. (See footnote #2 under “Principal Stockholders”) Mr. Herbert has sole dispositive power with respect to 2,754,078 shares and shares dispositive power with respect to 926,330 shares. Mr. Herbert disclaims any beneficial interest with respect to 5,320,070 shares.

(3)	Includes 453,632 shares which Mr. Simpson owns beneficially in four trusts, and his proportionate interest of 20,992 shares held by another trust in which he is one of five beneficiaries.

Principal Stockholders

The only persons who held of record or, to the knowledge of Castle’s management, owned beneficially, more than 5% of the outstanding shares of Castle’s common stock as of March 3, 2008 are set forth below, with each person having sole voting and dispositive power except as indicated:

	Shares of Common
	Stock Beneficially	Percentage of
Name and address of Beneficial Owner	Owned	Common Stock

Patrick J. Herbert, III Suite 1232 30 North LaSalle Street Chicago, Illinois 60602-2504	5,384,640	24.37%(1)
W. B. & CO., an Illinois partnership Suite 1232 30 North LaSalle Street Chicago, Illinois 60602-2504	4,386,030	19.85%(2)
The Guardian Life Insurance Company of America	2,563,200	11.6%
7 Hanover Square New York City, New York 10004-4025(3)
Keeley Asset Management Corp. 401 South LaSalle Street Chicago, Illinois 60605(4)	1,425,000	6.4%

(1)	See footnote (2) under “Stock Ownership of Nominees and Management.” These shares include the shares shown in the table as beneficially owned by W.B. & Co.

(2)	The general partners of W.B. & Co. are Patrick J. Herbert, III and Simpson Estates, Inc., which share voting power and dispositive power with respect to these shares except Mr. Herbert has sole dispositive power with respect to 2,626,330 of these shares.

(3)	As reported on statements made on Schedule 13G filed with the Securities Exchange Commission on behalf of Guardian Life Insurance Company of America, Guardian Investor Services LLC and RS Investments Management Co. LLC on February 8, 2008.

(4)	As reported on statements made on Schedule 13G filed with the Securities Exchange Commission on behalf of Keeley Asset Management Corp and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc. on February 14, 2008.

RELATED PARTY TRANSACTIONS

In May 2007, Castle made a public offering of 3,000,000 shares of common stock. Holders of Castle’s Series A Preferred Stock, comprised mainly of W. B. & Co., converted all of the outstanding Series A Preferred Stock of Castle into 1,801,223 shares of common stock and sold an aggregate of 2,000,000 shares of common stock of Castle in the public offering.

Castle’s practice has been to refer any proposed related person transaction to Castle’s Audit Committee for consideration and approval. Castle’s Code of Ethics requires that officers and directors of Castle avoid conflicts of interest, as well as the appearance of conflict of interests, and disclose to the Board of Directors any material transaction or relationship that could reasonably be expected to give rise to such a conflict of interest between private interests and the interests of Castle. The Board of Directors, specifically the Audit Committee, has the responsibility and discretion to review any proposed deviation or waiver from the Code of Ethics. Any waiver of this Code that is granted to a director or an officer is to be disclosed on a Form 8-K.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Castle’s executive officers and directors and beneficial owners of more than 10% of Castle’s common stock to file initial reports of ownership and reports of changes in ownership of Castle’s common stock with the Securities and Exchange Commission and to furnish Castle with a copy of those reports. Based solely upon its review of the forms received, Castle believes that all such Section 16(a) filing requirements for 2007 were complied with in a timely fashion.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are not employees of Castle receive an annual retainer of $30,000 and $1,500 for each meeting of the Board of Directors. The Chairman of the Board receives an annual retainer of $100,000. Members of the Human Resources Committee and the Governance Committee receive $1,000 for each committee meeting attended and members of the Audit Committee receive $2,000 for each committee meeting attended. The chairperson of each of the Human Resources Committee and the Governance Committee receive an additional annual retainer of $5,000. The chairperson of the Audit Committee receives an additional annual retainer of $7,500. In addition, each year, directors receive restricted stock in an amount equal to $50,000, based upon the closing stock price on the date of grant which is the date of the annual meeting of stockholders (this amount to be increased to $60,000 pursuant to approval at the 2008 annual meeting of stockholders). The restricted stock to be issued to directors in 2008 will be issued pursuant to the Plan if the Plan is approved by Castle’s stockholders. The restricted stock vests upon the earlier of the expiration of one year or the date of the next annual meeting of stockholders. Directors are also reimbursed for travel expenses incurred to attend meetings.

The following table summarizes the compensation paid by Castle to non-employee directors for 2007. Employees of Castle who serve as directors receive no additional compensation for service as a director.

	Fees Earned or Paid	Earnings on
	in Cash	Deferred Fees	Stock Awards	Total
Name	($)	($)	($) (1)(2)	($)

Brian Anderson	64,000	0	50,000	114,000
Thomas Donahoe	51,500	4,921	50,000	106,421
Ann Drake(3)	41,500	0	50,000	91,500
William Hall	56,500	71,696	50,000	178,196
Robert Hamada	50,500	2,996	50,000	102,996
Patrick Herbert	50,500	4,223	50,000	104,723
Terrence Keating(4)	3,049	0	0	3,049
Pamela Forbes Lieberman(3)	39,500	0	50,000	89,500
John McCartney	164,000	0	50,000	214,000
John Puth(5)	31,000	20,459	0	51,459
Michael Simpson	64,000	0	50,000	114,000

(1)	Tabular columns for Option Awards, Non-Equity Incentive Compensation and All Other Compensation were omitted since no such items were earned by directors in 2007. Reflects the grant date fair value computed in accordance with FAS 123(R).

(2)	As of December 31, 2007, each director held the following number of outstanding stock awards and stock options: Mr. Anderson, 1,446 stock awards, 7,500 options; Mr. Donahoe, 1,446 stock awards, 7,500 options; Ms. Drake, 1,446 stock awards; Dr. Hall, 1,446 stock awards, 7,500 options; Dr. Hamada, 1,446 stock awards, 27,000 options; Mr. Herbert, 1,446 stock awards, 33,000 options; Ms. Lieberman, 1,446 stock awards; Mr. McCartney, 1,446 stock awards, 33,000 options; and Mr. Simpson, 1,446 stock awards, 46,000 options.

(3)	Ms. Drake was appointed to the Board in January, 2007 and Ms. Lieberman was elected to the Board in April, 2007.

(4)	Mr. Keating was appointed to the Board in December, 2007 and earned a prorated amount of his retainer fee for part of December, 2007, and a meeting fee.

(5)	Mr. Puth retired from the Board on April 24, 2007.

A director may elect prior to the end of a calendar year to defer receipt of up to 100% of the director’s board compensation for the following year, including retainers and meeting fees.

A deferred compensation account is maintained for each director who elects to defer board compensation. A director who defers board compensation may select either an interest or a stock equivalent investment option for amounts in the director’s deferred compensation account. Fees held in the interest account are credited with interest at the rate of six percent per year compounded annually. Fees deferred in the stock equivalent accounts are divided by Castle’s common stock price on the fifteenth day after the meeting for which payment is made to yield a number of stock equivalent units. The stock equivalent account is credited on the dividend payment date with stock equivalent units equal to the product of the declared dividend per share multiplied by the number of stock equivalent units in the director’s account on the record date of the dividend. Disbursement of the interest account and the stock equivalent unit account can be made only upon a director’s resignation, retirement or death. If payment from the stock equivalent unit account is made in shares of Castle’s common stock, it will be made on the later of the date of the request or the date of the termination event.

Director ownership guidelines approved in October 2005 require each director to beneficially own Castle common stock with a value equivalent to four times the annual retainer. Directors have five years from the date they are initially elected as a director, in which to accumulate the required amount.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Castle’s executive compensation programs are designed to attract, motivate and retain executives, align the interests of Castle executives with those of Castle shareholders, and be competitive in the marketplace.

Throughout this proxy statement, the individuals who served as Castle’s Chief Executive Officer and Chief Financial Officer during 2007, as well as the other individuals included in the Summary Compensation Table, are referred to as the “Named Executive Officers” or “NEOs”.

Oversight of the Executive Compensation Program

Castle’s executive compensation program is overseen by the Human Resources Committee of the Board of Directors (the “Committee”). The Human Resources Committee approves the elements of our executive compensation program that cover the NEOs. The Committee is composed of Mr. Michael Simpson, Committee Chairman, Ms. Ann M. Drake, Dr. William K. Hall, Dr. Robert S. Hamada, and Mr. Patrick J. Herbert, III. The Board has determined that all of the Committee members are independent directors as defined by the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, no executive officer of the Company serves as a director of any other company, where an executive officer, of that other company, serves on this Committee.

In October 2007, a subcommittee (“Subcommittee”) of the Committee consisting of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code was established to take action with respect to executive officer compensation for purposes of such Section 162(m). The Subcommittee members are Ms. Drake and Messrs. Hall, Hamada and Herbert.

In 2007, the Committee engaged Mercer Human Resource Consulting (the “Consultant”) to advise it on issues related to the Committee’s responsibilities. The Consultant’s responsibilities to the Committee include providing:

•	A review of Castle’s executive compensation program design and levels, compared to an industry peer group;

•	Advice regarding competitive practices for other compensation-related issues such as stock ownership guidelines and severance arrangements; and

•	Information on executive compensation trends and implications for Castle.

The Committee has the authority to determine the scope of the Consultant’s services and retains the right to terminate the Consultant’s engagement at any time. Mercer Human Resources Consulting also provides consulting services to Castle. The Committee has reviewed the relationship between the Consultant and Castle, including the nature of services rendered and fees received by the Consultant, and determined that such relationship is not likely to adversely affect the independence of the Consultant’s advice to the Committee.

Executive Compensation Process

The Committee approved 2007 compensation plans for all of the Company’s executive officers, except for the compensation plan of the Chief Executive Officer, which was recommended by the Committee and approved by the Board of Directors in executive session.

The Committee annually reviews the summary of the performance reviews of the executive officers prepared by the Chief Executive Officer and the Vice President-Human Resources, and the Chief Executive Officer’s recommendation for the compensation for each executive officer, other than the CEO. The individual leadership competencies and objectives for the executive officers, other than the CEO, are determined by the CEO.

The CEO’s performance review of the executive officers includes a review of the following leadership competencies of the executive: strategic leadership; driving execution; cross-functional alignment and collaboration; decision making; talent management; engaging and influencing others; and business and financial acumen. In addition, the performance reviews by the CEO address the executive’s performance relative to established objectives and specific project assignments.

Following such review, the Committee approves the compensation for the NEOs, other than the Chief Executive Officer. The Committee also reviews and approves the material terms of any employment and severance agreements with NEOs, with a view to approving terms that serve to attract, motivate and retain executives and are competitive in the marketplace.

Early each year, the CEO’s goals and objectives for the upcoming year and the CEO’s performance relative to the goals and objectives established for the previous year are reviewed in a meeting held between the CEO and the Chairman of the Board. The results of that meeting are discussed by the Chairman of the Board with the Committee. The Chairman of the Board solicits input concerning the CEO’s performance from all directors. The Board of Directors meets annually, without the Chief Executive Officer present, considers the compensation recommendation of the Committee, and determines any compensation adjustments applicable to the CEO.

The objectives established for the CEO for 2007 were: (i) continue to execute the strategic business plan; (ii) enhance Board communications by clarifying growth opportunities and a long term strategic plan; (iii) manage a public offering of Castle common stock; (iv) oversee appropriate progress on Castle’s information technology Enterprise Resource Planning (“ERP”) project; (v) manage the continuation of Transtar integration and succession planning; and (vi) continue to upgrade executive talent .

In March 2008, the Subcommittee approved the payments under Castle’s 2007 Short Term Incentive Plan (“STIP”) and 2005-2007 Long Term Incentive Plan (“LTIP”) and approved the performance goals under Castle’s 2008 STIP and 2008-2010 LTIP.

Executive Compensation Objectives

The overriding philosophy of Castle’s executive compensation program is based on two principal concepts:

•	Providing a competitive total compensation opportunity that will allow Castle to attract, retain and motivate key executive talent; and

•	Aligning actual compensation paid with Castle’s financial performance and the creation of shareholder value.

Castle’s incentive compensation programs are designed so that a significant portion of an executive’s compensation is aligned with the performance of the Company. Measures of financial performance for short term and long term incentive programs are intended to align with the creation of shareholder value. Threshold, target and maximum performance goals under incentive programs are selected so as to generate a minimum, target or superior payout, respectively.

The Committee aims to provide a total compensation opportunity for the NEOs which is based on the performance by the Company and the executives and is competitive with total compensation paid for similar responsibilities to executives in similar companies. Total compensation is the aggregate of the following categories: (i) base salary, (ii) short term incentive cash compensation, and (iii) long term performance compensation. In reviewing NEO compensation recommendations, the Committee uses the fiftieth percentile of the competitive market data as a guideline. Other factors considered by the Committee are the alignment between performance and pay, and internal equity (rational linkage between job responsibilities and total compensation opportunities across all jobs within Castle).

In order to accomplish this objective, the Committee reviews competitive market compensation data, including the compensation practices of selected similar companies (the “Peer Group”), and broader industry compensation data provided by the Consultant. The Peer Group consists of publicly traded corporations which operate either in the metals industry or in the distribution of industrial products and have market capitalization, size and/or sales similar to that of Castle. The Peer Group consists of two metal distributors, Olympic Steel Inc. and Metals USA Holdings Corp., and ten corporations in metal production and/or product distribution. Those ten corporations are Steel Technologies, Inc.; Gibraltar Industries, Inc.; Quanex Corp.; Carpenter Technology Corp.; Lawson Products; Interline Brands, Inc.; Kaman Corp.; MSC Industrial Direct; Fastenal Co.; and Applied Industrial Tech, Inc. The Committee works with the Consultant to evaluate and compare Peer Group compensation practices. While the only other U.S. publicly traded competitor of Castle, Reliance Steel & Aluminum Co., is not in the Peer Group due to its significantly larger size, the Committee does review compensation data related to that company. In addition, the Committee reviews compensation data for similar companies covered in industry compensation surveys. The compensation surveys utilized vary depending on each executive’s position, but generally focus on manufacturing and distribution industries, covering companies of approximately the same size as Castle.

The table below shows the percent of total target direct compensation (the sum of base salary, target short term incentive, and target long term incentive compensation) for 2007 which at the time of award was at risk against short and long term performance goals and the percent delivered through long term incentive opportunities, and short term incentive opportunities for the named executive officers:

	Percent of
	Total Target Direct
	Compensation at	Percent at Risk	Percent at Risk
	Risk (Long & Short	through	through
Name	Term)	Short Term Incentive	Long Term Incentive

Michael H. Goldberg	52%	31%	21%
Lawrence A. Boik	49%	30%	19%
Stephen V. Hooks	49%	30%	19%
Paul J. Winsauer	38%	24%	14%
Blain A. Tiffany	32%	24%	8%

Components of the 2007 Executive Compensation Program

Compensation for Castle executives consist of several elements. These elements include the following:

•	base salary

•	short term incentive compensation

•	long term incentive compensation

•	retirement benefits; and

•	perquisites and other personal benefits

Base Salary

With the exception of the CEO, whose compensation was reviewed and recommended by the Committee and approved by the Board of Directors, the Committee reviewed and approved the base salaries of the executive officers of Castle. In each case, the Committee took into account the CEO’s recommendation, as well as internal equity and external competitive compensation data. The Committee after conducting its review, determined, based upon (i) the recommendation of the CEO and (ii) input by its consultant, Mercer, that the executive officers’ base salaries were in reasonable alignment with the benchmarked fiftieth percentile of the competitive market data.

Short Term Incentive Plan

Short term incentive compensation is provided under Castle’s Short Term Incentive Plan (“STIP”). This is a performance-based plan that is used to provide opportunities for annual cash bonuses to executive officers and other select key managers of Castle.

At the beginning of each year, the Committee establishes a STIP award opportunity, which is expressed as a percentage of the participant’s annual base salary. The Committee determines the financial threshold, target and maximum performance goals for each of the business units of Castle and for the total Company, based upon Castle’s business plan as approved by the Board of Directors. The Committee also establishes the calibration between the performance and the award payouts earned as a percentage of attainment of the target opportunity, with interpolation for performance between the established levels.

The goals and individual opportunities for 2007, were approved by the Committee in January, 2007. The following table sets forth the STIP award opportunities, as a percentage of average salary, at threshold, target and maximum for the named executive officers in 2007:

Name	Threshold	Target	Maximum

Michael H. Goldberg	0%	65%	130%
Lawrence A. Boik	0%	60%	120%
Stephen V. Hooks	0%	60%	120%
Paul J. Winsauer	0%	40%	80%
Blain A. Tiffany	0%	35%	70%

Short Term Incentive Plan performance measures for Castle corporate officers (Goldberg, Hooks, Boik and Winsauer) for 2007 were: net income after taxes and payment of preferred dividends but before common stock dividends (weighted 80%), and inventory expressed in amount of days of sales (DSI) (weighted 20%). Mr. Tiffany participated in the Short Term Incentive Plan set for the Castle Metals business unit. The threshold, target and maximum performance goals for Mr. Goldberg, Mr. Hooks, Mr. Boik and Mr. Winsauer for 2007 are shown below:

Measurement	Threshold	Target	Maximum

Net Income	$50.8 Million	$62.8 Million	$71.8 Million
DSI	116.4 Days	111.4 Days	106.4 Days

The Committee believes net income to be among the most important measures of financial performance and a driver of long term shareholder value and that DSI performance goals reflect the working capital intensive nature of Castle’s business.

If a threshold is not reached, no amount is earned for that portion of the performance goal. Termination of employment prior to the end of the year disqualifies an executive from receiving the STIP payment, except in the case of retirement or death, in which case the award is prorated.

Castle had a net income of $51.2 million and a DSI of 132 in 2007. At the corporate level (applicable to Messrs. Boik, Goldberg, Hooks, and Winsauer), the net income did exceed threshold and reflected attainment of 1.5% of the Net Income portion of the 2007 Short Term Incentive Plan. The DSI did not exceed the threshold and therefore no award was realized on that portion of the 2007 Short Term Incentive Plan.

Upon the completion of 2007, the Subcommittee reviewed the extent to which the established Castle performance goals were satisfied. The Subcommittee has discretion to increase or decrease individual awards (except the award to the CEO) prior to payment or to award discretionary bonuses based on specific achievements. The Subcommittee recognized some of the specific strategic objectives that were met by Messrs. Goldberg, Boik, Hooks and Winsauer. The Subcommittee determined that strategic achievements of these four NEO’s merited discretionary bonuses to reflect these achievements. The Subcommittee awarded $50,000.00 to Mr. Boik;

$70,000.00 to Mr. Hooks; and $30,000.00 to Mr. Winsauer. The Subcommittee recommended a discretionary bonus of $100,000 for Mr. Goldberg to the independent directors of the Board of Directors for approval. Mr. Tiffany attained a performance award under the 2007 business unit’s Short Term Incentive Plan and the Summary Compensation Table reflects that attainment amount.

Short Term Incentive Plan awards are typically paid in the first quarter after the prior year’s financial audit is completed and earned amounts are approved by the Subcommittee.

Executives have a deferral opportunity for their earned STIP awards. Elections must be made before the beginning of the calendar year for which the STIP award is earned (See Deferred Compensation discussion below).

Long Term Incentive Compensation

Long term incentive compensation is provided under Castle’s Long Term Incentive Plan (“LTIP”) that covers the 2005-2007 performance period and the 2007-2009 performance period. The LTIP is a performance-based plan that is used to provide opportunities for equity awards to executive officers upon Castle’s achievement of multi-year performance goals established by Castle’s Board of Directors after recommendation by the Committee. The 2005 LTIP was approved and awards and performance targets determined on April 28, 2005. The Board granted an LTIP award to Mr. Goldberg upon his joining Castle (in January 2006) in accordance with his employment agreement. A second LTIP (2007 LTIP) was approved and awards and targets determined on January 24, 2007.

Under the LTIP, the Committee establishes a level of performance shares for each participant, and the Committee also approves a specific long term compensation target opportunity for each NEO. Shares are awarded to the participant based upon Castle’s performance over the relevant performance period relative to the performance goals. The target number of performance shares for a performance period is determined by dividing the long term incentive compensation target by the average closing share price during the sixty calendar day period ending on the date of the approval by the Board. When the Board approves target awards for the NEOs, it also approves the performance measures, performance goals and the calibration of shares earned over the payout range between the threshold, target and the maximum.

The performance period is three years. The Committee believes that a three year LTIP performance period provides a meaningful timeframe for evaluating performance. The performance measures for the performance period are based on cumulative net earnings (weighted at 70%) and average return on total capital (weighted at 30%). The performance targets for the three year period (2005 through 2007) are shown below.

2005 — 2007 Measurement	Threshold	Target	Maximum

Cumulative Net Earnings	$43.0 Million	$71.7 Million	$100.4 Million
Return on Total Capital	12%	14%	16%

A three year LTIP for the period of 2007 through 2009 has been approved by the Committee. The performance measures for the performance period are based on cumulative net earnings (weighted at 70%) and average return on total capital (weighted at 30%). Disclosing the actual three year (2007 — 2009) performance targets would reveal confidential financial information concerning Castle’s business strategy and growth plans, the disclosure of which would put Castle at a competitive disadvantage and thus is not required under Item 402(b) of Regulation S-K. Castle’s performance in 2007 was consistent with the target performance measures established for the 2007-2009 measurement period.

Upon the completion of each three year performance period, the Committee will determine the extent to which the performance goals were satisfied. Adjustments to the performance goals may be made by the Committee to account for such events as mergers, acquisitions, divestitures or other changes in Castle deemed significant. LTIP performance shares will be delivered in March of the year that follows the end of the performance period. The number of shares delivered will be reduced by the number of shares required to be withheld for Federal and State withholding tax requirements (determined at the market price of Company shares at the time of payout). A participant whose employment is terminated for any reason, other than retirement, during the performance period forfeits any award. Executives have an option to defer payment of the LTIP award. (See “Deferred Compensation” discussion below).

Equity Awards

In 2003 and prior years, Castle granted stock options to executive officers on a yearly basis in October of each year and to other executives and key managers on a bi-annual basis. Since 2003, with the exception of stock options granted to Mr. Goldberg in 2006, no stock options have been granted to any of the named executive officers. The Committee has granted restricted stock in targeted situations, such as recruiting or retaining key employees.

Retirement Benefits

Castle currently maintains three pension plans: a noncontributory defined benefit pension plan covering substantially all salaried employees of Castle (the “Pension Plan”), an unfunded supplemental employee retirement plan (“SERP”) for its executives and senior management to restore benefits lost due to compensation and benefit limitations under the U.S. Internal Revenue Code, and a noncontributory defined benefit pension plan covering substantially all hourly employees of Castle. The pension plans provide benefits to covered individuals satisfying certain age and service requirements. The Pension Plan and SERP provide benefits based upon an average earnings and years of service formula. In December of 2007, the Board of Directors decided to freeze the benefits for all participants in Castle’s noncontributory defined benefit pension plan covering substantially all salaried and non-union hourly employees of Castle as of June 30, 2008 and replace it with a defined contribution plan to be incorporated into Castle’s existing 401(k) Plan.

401(k) Plan

Castle has a qualified 401(k) Plan for its employees in the United States. Eligible participants are permitted to make contributions to the plan up to the Internal Revenue Code limit. Castle matches 25% of the participant’s contributions up to 6% of compensation. All full-time and regular part-time employees are eligible to participate in the plan.

In 2007, matching contributions made by Castle to the 401(k) Plan amounted to $4,260, $3,133, $3,005, $3,374, and $1,125 for Messrs. Goldberg, Boik, Hooks, Winsauer, and Tiffany, respectively.

The 401(k) Plan, as a result of action by the Board of Directors, at the end of 2007, will be modified and the salaried and hourly non-union employees defined benefit pension plan will be frozen as of June 30, 2008, and there will be no further contributions by Castle to the profit sharing provisions in the 401(k) Plan. The primary reasons for the change in Castle’s retirement program are to provide a consistent retirement program across all lines of business; to provide improved portability for employees; to enhance predictability in the cost of retirement benefits; and to provide a retirement benefit in which employees will place greater value.

The new retirement program will consist of an enhanced 401(k) match of 50% (increased from 25%) for each dollar contributed by an employee, up to 6% of compensation, and an additional fixed contribution into employees’ 401(k) accounts equal to 4% of an employee’s base salary. Castle will also be providing additional transition credits in the form of annual contributions to the 401(k) accounts of 3% of base salary for employees at least 40 years of age with 5 years of service as of June 30, 2008; and 6% of base salary for employees at least 50 years of age with 5 years of service as of June 30, 2008. The transition credits will only apply to employees who were participants in Castle’s salaried and non-union hourly employees pension plan prior to June 30, 2008.

Castle’s non qualified SERP (Supplemental Employees Retirement Plan) will be amended to mirror the qualified plans as described above, providing for benefits that otherwise would have been limited due to IRS compensation and benefit limitations.

Deferred Compensation

Castle maintains a deferred compensation plan, in which the named executive officers are eligible to participate. This Deferred Compensation Plan (the “Deferred Plan”) is an unfunded, non-qualified, deferred compensation arrangement created for senior executive officers and vice presidents of Castle and its affiliates.

Under the Deferred Plan, the participants can elect to defer a portion of their compensation until separation from service to Castle. Those participating in the Deferred Plan select from the same selection of investment funds available in Castle’s 401(k) Plan for their deferral investments and are credited with the returns generated. However, all funds invested under the plan and the returns generated are assets of Castle and the individual executives are considered creditors of Castle for those amounts.

Eligible employees may elect to defer up to 100% of annual base salary and any LTIP or STIP award, net of deductions. Such elections must be made prior to the calendar year in which the deferral election is effective. Deferred compensation is credited to the participant’s deferred compensation account on the date such compensation would otherwise have been paid to the employee. Interest, dividends and capital gains/losses are credited on a daily basis as earned on the amount shown in each participant’s deferred compensation account.

Employees who wish to participate identify the amount to be deferred, the investment designation and allocation, the method by which the amounts credited to his or her deferred compensation account are to be paid, the date at which payment(s) of the amounts credited to his or her deferred compensation account is to occur, and the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the participant dies before distribution.

Perquisites and other Personal Benefits

Castle provides limited perquisites for executives. Castle believes these perquisites facilitate business transactions and help build stronger relationships with current customers and suppliers. The perquisites for some executive officers include country/luncheon club dues and business use of Castle leased automobiles. Amounts and types of perquisites are shown in the footnotes to the Summary Compensation Table.

Additional Executive Compensation Policies

Stock Ownership Guidelines

In October 2006, the Board of Directors approved an executive stock ownership program which provides guidelines for Castle stock ownership by the CEO, CFO and other senior executives of Castle. The program is designed to further strengthen alignment between the interests of executive management with those of the shareholders of Castle. Executive officers must reach prescribed stock ownership levels within five years from the beginning of this program, which began January 1, 2007.

The ownership guidelines require the CEO to maintain common stock, equivalent in value to five times his base salary and the CFO to maintain common stock equivalent in value to three times their base salary. All other executive officers are required to maintain ownership equivalent in value to their respective base salaries. Shares owned outright and beneficially, and performance-based shares earned but not yet paid will count toward the ownership guideline. Unvested stock options and shares held in non-qualified retirement plans do not count toward satisfying the guidelines. The table below describes the ownership guidelines for each named executive officer and the number of shares owned as of December 31, 2007.

Name	Target Number of Shares(1)	Actual Number of Shares Owned

Michael H. Goldberg	91,946	30,000
Lawrence A. Boik	28,135	4,435
Stephen V. Hooks	37,183	84,507
Paul J. Winsauer	7,245	7,873
Blain A. Tiffany	8,533	3,853

(1)	Based on the 2007 base salary and the market value of Castle’s stock on December 31, 2007.

The Committee will review the guidelines at least once a year and monitor each covered executive’s progress toward, and continued compliance with, the approved guidelines.

Compensation Recovery Policy

Castle, on October 24, 2007, adopted a policy that paid incentive compensation should be recovered by Castle to the extent such compensation would have been lower due to restated financial results. The Human Resources Committee has been given the authority to calculate the amount of overpayment of any cash or equity incentive compensation and, in its sole discretion, seek to recover amounts determined to have been inappropriately received by any current or former Castle executive or member of the Board of Directors.

The Policy provides that overpayments of compensation shall be recovered within twelve months after an applicable restatement of financial results and shall derive from the following sources in the order shown below:

1. Deductions from future incentive compensation payments

2. Reduction in Castle liability for payment of any incentive compensation that an executive or Board member elected to defer until a future date

3. Certified check

The recovery or attempted recovery of compensation under this policy will not limit other remedies available to Castle in the event such overpayment involved negligence or willful misconduct by an executive or member of the Board of Directors.

Tax and Accounting Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Castle may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual incentive and long term incentive plan bonuses are performance based and therefore excluded from the $1,000,000 cap on compensation for deductibility purposes. Base salary and restricted stock awards are not performance based. All Castle incentive awards and individual incentive awards are subject to Federal income, FICA, and other tax withholding as required by applicable law.

Due to the timing of the LTIP award made in 2005 and the composition of the Human Resource Committee when the 2007 LTIP performance awards were made, Castle believes that some of the compensation earned in 2007 by its NEOs will not be tax-deductible for the year 2007. While the Committee intends to provide compensation opportunities to its executives in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of shareholders to provide non-deductible compensation.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, Castle believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Castle accounts for stock-based payments, including stock options, restricted stock and the Long Term Incentive Plan in accordance with the requirements of FAS 123(R).

HUMAN RESOURCES COMMITTEE REPORT TO STOCKHOLDERS

This Committee of the Board of Directors of Castle has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The tables which follow and the accompanying narrative and footnote reflect the decisions covered by the above discussion.

The Human Resources Committee:

Michael Simpson, Chairman
Ann M. Drake
William K. Hall
Robert S. Hamada
Patrick J. Herbert, III

Compensation Committee Interlocks and Insider Participation

During 2007, Patrick J. Herbert, III and Michael Simpson served as members of the Human Resources Committee. Mr. Simpson was elected a Vice President of Castle in 1977 and Chairman of the Board in 1979. Mr. Simpson retired as an Officer of Castle on August 1, 2001. Mr. Herbert is a general partner of W.B. & Co., an Illinois partnership. In May 2007,W. B. & Co. joined in Castle’s secondary public offering and sold 2,000,000 shares of common stock of Castle, which included all of the common stock issued on the conversion of the Series A Cumulative Preferred Stock. See “Related Party Transactions”.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth the total compensation paid or earned during the fiscal year ended December 31, 2007 by the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers of Castle.

Summary Compensation Table

								Change in
								Pension
								Value and
								Non-
							Non-Equity	Qualified
							Incentive	Deferred	All
					Stock	Option	Plan	Compensation	Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Name & Principal Position	Year	($)(1)	($)		($)(3)	($)(4)	($)(5)	($)(6)	($)(7)		($)

Michael H. Goldberg	2007	483,315	100,000		1,057,500		8,725	74,123	66,863	(8)	1,789,826
President and Chief Executive Officer	2006	445,302	15,000	(2)	284,000	343,333	408,150	36,355	46,628		1,578,768
Lawrence A. Boik	2007	250,661	50,000		822,500		4,157	20,218	39,205		1,186,739
Chief Financial Officer	2006	237,708					162,376	22,180	41,869		464,133
Stephen V. Hooks	2007	327,557	70,000		987,000		5,476	703,669	73,687	(8)	2,167,389
Executive Vice President	2006	301,349					276,635	301,929	87,240		967,153
Paul J. Winsauer	2007	192,798	30,000		470,000		2,161	259,761	31,447		986,167
Vice President — Human Resources	2006	184,243					118,107	101,590	31,513		435,453
Blain A. Tiffany(9)	2007	218,462			235,000		32,332	22,159	21,410		529,363
President — Castle Metals — Plate	2006	212,514					104,890	24,328	16,117		357,849

(1)	Salary represents 27.0%, 21.1%, 15.1%, 19.6%, and 40.8% of total compensation for the year 2007 for Messrs. Goldberg, Boik, Hooks, Winsauer and Tiffany, respectively.

(2)	Represents bonus received by Mr. Goldberg in connection with his joining Castle as President and Chief Executive Officer.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2006 and December 31, 2007, in accordance with SFAS 123(R) of awards under the LTIP and restricted stock awards. Assumptions used in the calculation of these amounts are included in footnote 10 of Castle’s audited financial statements for the year ended December 31, 2007, included in Castle’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with SFAS 123(R) of stock options granted in November 2006. Assumptions used in the calculation of these amounts are included in footnote 10 of Castle’s audited financial statements for the year ended December 31, 2006, included in Castle’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2007.

(5)	Reflects the cash awards under the Short Term Incentive Plan.

(6)	Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the SERP determined using assumptions consistent with those used in Castle’s financial statements.

(7)	Reflects Castle’s profit sharing and matching contributions under the 401(k) Profit Sharing Plan, lease payments on a company car.

(8)	Also includes Castle reimbursement relocation expenses in the amount of $24,723 for Mr. Goldberg. In addition, Mr. Goldberg received, in the aggregate, $34,657 in perquisites, which were comprised of lease payments on a company car, country club dues and spousal travel and meeting expenses. No single item was greater than $25,000. Mr. Hooks received in the aggregate of $26,069 in perquisites, which were comprised of lease payments on a company car, country club dues and spousal travel and meeting expenses. No single item was greater than $25,000.

(9)	Mr. Tiffany’s Short Term Incentive Plan award is based upon the performance of the business unit for which he is responsible. His opportunity was a maximum of 70% of average salary, 35% of average salary at target and 0% at threshold. 80% of his STIP was based upon operating profit, 15% on DSI and 5% on DSO of the business unit.

Employment Agreements

On January 26, 2006, Castle entered into an employment/noncompetition agreement with Michael H. Goldberg. The Committee believes the agreement is valuable because it confirms the mutual understanding of Castle and Mr. Goldberg with respect to the terms of employment and provides for certain post-employment restrictions. Material terms of the agreements include:

i. The term of the contract continues from year to year until terminated by either Mr. Goldberg or Castle at which time Mr. Goldberg will receive benefits as stated in the Agreement.

ii. A minimum base salary is guaranteed ($450,000).

iii. Mr. Goldberg received a $15,000 signing bonus.

iv. Mr. Goldberg is eligible to participate in Castle’s compensation and benefit programs, with a guaranteed payout (50%) under the Short Term Incentive Plan in 2006.

v. Mr. Goldberg was allocated a 45,000 performance shares grant for the performance period ending December 31, 2007 under the Long Term Incentive Plan.

vi. The Agreements provide for different severance benefits depending on who initiates the termination, Castle or Mr. Goldberg, and the nature of the termination, change in control, voluntary resignation, termination with or without cause (as defined in the Agreement).

vii. Continued participation for (a) 24 months or (b) until the date on which Mr. Goldberg begins employment with another employer, whichever occurs first, in all medical, and dental insurance coverage in which he and his eligible dependents were participating at the date of termination, at Castle’s expense; and

viii. Restrictions relating to confidentiality and non-disclosure.

a) Agreement by the executive not to compete with Castle for one year post-employment.

b) Agreement by the executive not to solicit business from Castle business associates for one year post employment.

c) Agreement by executive not to solicit employees of Castle for two years post employment.

ix. Payment for relocation expenses with a gross-up payment for any income taxes which may be imposed on the reimbursed relocation expenses.

If Mr. Goldberg’s employment had been terminated by Castle without cause on December 31, 2007, then under this agreement, Mr. Goldberg would have been entitled to $3,658,909 in severance benefits. If Mr. Goldberg’s employment had been terminated by Castle with cause on December 31, 2007, then under this agreement, there would be no severance benefit and Mr. Goldberg would have been entitled only to the prorated benefits earned to the date of termination.

Severance Agreements

Mr. Hooks has a severance agreement which commenced on August 9, 2007 and terminates on August 9, 2009, automatically renewable on a year to year basis unless either party notifies the other of an election not to renew at least 60 days prior to the end of the then current term. It provides that if Mr. Hooks’ employment is terminated without cause by Castle or by Mr. Hooks for good reason (as defined in the agreement), then Mr. Hooks shall be entitled to receive:

(i) within 30 days of the date of termination, a lump sum payment equal to his current annual base salary;

(ii) the Short Term Incentive Plan payment for the year of termination based upon, at his election, the target incentive or the actual incentive payout, paid at the normal payout date;

(iii) the LTIP performance Stock granted but not awarded pursuant to Castle’s long term incentive plan, the 2005 to 2007 Restricted Stock, Stock Option and Equity Plan, initiated on January 1, 2005 and terminating December 31, 2007,based upon, at his election, the basis of the actual (rather than the target) long term incentive award;

(iv) the prorated LTIP award granted but not yet paid for the year of termination and any prior period not completed, at his election, upon target or actual performance level, paid at the normal payout date;

(v) continued participation, provided Mr. Hooks made an election under COBRA, for (a) 12 months or (b) until the date on which Mr. Hooks begins employment with another employer, whichever occurs first, in all medical, and dental insurance coverage in which he and his eligible dependents were participating at the date of termination, at Castle’s expense; and

(vi) use of Castle’s leased automobile for a period beginning on the termination date and ending (a) 12 months after the date of termination or (b) on the date on which Mr. Hooks begins employment with another employer, whichever occurs first.

If Mr. Hooks’ employment had been terminated on December 31, 2007 without cause or by Mr. Hooks for good reason, then under this agreement, Mr. Hooks would have been entitled to $2,888,146 in severance benefits.

Mr. Boik has a severance agreement which commenced on August 9, 2007, and which terminates August 9, 2009, automatically renewable on a year to year basis unless either party notifies the other of an election not to renew at least 60 days prior to the end of the then current term. It provides that if Mr. Boik’s employment is terminated without cause by Castle or by Mr. Boik for good reason (as defined in the agreement), then Mr. Boik would be entitled to receive:

(i) within 30 days of the date of termination, a lump sum payment equal to his current annual base salary;

(ii) the Short Term Incentive Plan prorated payment for the year of termination based upon, at his election, the target incentive or the actual incentive payout, paid at the normal payout date;

(iii) the LTIP performance Stock granted but not awarded pursuant to Castle’s long term incentive plan, the 2005 to 2007 Restricted Stock, Stock Option and Equity Plan, initiated on January 1, 2005 and terminating December 31, 2007,based upon, at his election, the basis of the actual (rather than the target) long term incentive award;

(iv) the prorated LTIP award granted but not yet paid for the year of termination and any prior period not completed, at his election, upon target or actual performance level, paid at the normal payout date;

(v) continued participation, provided Mr. Boik made an election under COBRA, for (a) 12 months or (b) until the date on which Mr. Boik begins employment with another employer, whichever occurs first, for 12 months in all medical, and dental insurance coverage in which he and his eligible dependents were participating at the date of termination, at Castle’s expense; and

(vi) use of Castle’s leased automobile for a period beginning on the termination date and ending (a) 12 months after the date of termination or (b) on the date on which Mr. Boik begins employment with another employer, whichever occurs first.

If Mr. Boik’s employment had been terminated on December 31, 2007, then under this agreement, Mr. Boik would have been entitled to $2,373,615 in severance benefits.

Both Mr. Winsauer and Mr. Tiffany (individually referred to hereafter as “Executive” have a severance agreement which commenced on August 9, 2007 and terminates on August 9, 2009, automatically renewable on a year to year basis unless either party notifies the other of an election not to renew 30 days prior to the anniversary date of August 9th. It provides that if their employment is terminated without cause by Castle or by the Executive for good reason (as defined in the agreement), then the Executive shall be entitled to receive:

(i) within 10 days following the later of (a) the date of termination, or (b) the delivery to Castle of a fully executed waiver and release of all claims against Castle, a lump sum payment equal to his current annual base salary;

(ii) within 10 days following the later of (a) the date that the short term incentive compensation would have been paid if the Executive’s termination had not occurred; or (b) the delivery to Castle of a fully executed waiver and release of all claims against Castle, the Short Term Incentive Plan payment for the year of termination based upon, at his election, the target incentive or the actual incentive payout, prorated for the number of days during the calendar year that the Executive was employed by Castle;

(iii) continued participation upon Executive’s election under COBRA, for (a) 12 months or (b) the date on which the Executive begins employment with another employer, which ever occurs first, in all medical, and dental insurance coverage in which he and his eligible dependents were participating at the date of termination, at Executive’s expense; and

(vi) use of Castle’s leased automobile for a period beginning on his termination date and ending (a)12 months after the date of termination or (b) the date on which the Executive begins employment with another employer, which ever occurs first.

These agreements also provide that in the event that upon a qualifying termination event such that the value of the accelerated vesting of compensation is, for tax purposes, such that the Executive would be taxed under Section 4999 of the Internal Revenue Code of 1986, then the payments shall be reduced to the extent required to avoid application of the tax imposed by Section 4999.

If Mr. Winsauer’s employment had been terminated on December 31, 2007 without cause or by Mr. Winsauer for good reason, then under this agreement, Mr. Winsauer would have been entitled to $308,812 in severance benefits.

If Mr. Tiffany’s employment had been terminated on December 31, 2007 without cause or by Mr. Tiffany for good reason, then under this agreement, Mr. Tiffany would have been entitled to $328,298 in severance benefits.

Change in Control Agreements

On January 26, 2006, Castle and Mr. Goldberg entered into a Change of Control Agreement. Under this agreement, if there is a change of control of Castle and after the date of such change of control

(i) Mr. Goldberg’s duties and responsibilities have been changed or reduced,

(ii) Mr. Goldberg has been relocated outside the Chicago metropolitan area, or

(iii) Mr. Goldberg’s compensation has been reduced, and

(iv) within 24 months of the change of control event, Mr. Goldberg resigns or is terminated,

Castle will provide certain benefits to Mr. Goldberg. The benefits include

(i) a lump sum cash payment in the amount of two times Mr. Goldberg’s base salary as of the date of the change of control,

(ii) target incentive compensation for that same year and the number of performance shares granted but not awarded to Mr. Goldberg under the LTIP as of the end of performance cycle multiplied by a fraction, the numerator of which shall be the number of whole months completed by Mr. Goldberg and the denominator of which is the total number of months in the performance cycle.

(iii) all equity compensation awards shall vest,

(iv) coverage, at Castle’s expense, under all of Castle’s health plans shall continue for (a) 24 months or (b) until the date on which Mr. Goldberg begins employment with another employer, whichever occurs first, in all medical, and dental insurance coverage in which he and his eligible dependents were participating at the date of termination,

(v) a pro-rata target incentive compensation/bonus payment for the year of termination

(vi) accrued vacation through the date of termination, and

(vii) all other benefits in accordance with applicable plans.

If the triggering events under this agreement had occurred as of December 31, 2007, Mr. Goldberg would have been entitled to $4,510,567 in severance benefits.

In August 2007, the Board of Directors approved change in control agreements with key executives which include Messrs. Hooks, Boik, Winsauer, and Tiffany. Castle believes these agreements are valuable for shareholders, as they provide for continuity and retention of the named executives services in potentially unstable situations. These agreements provide for severance benefits in the event there is a change in control of Castle and within 24 months thereafter,

(i) the executive’s duties and/or responsibilities have been substantially changed or reduced or the executive has been transferred or relocated or the executive’s compensation has been reduced and

(ii) the executive terminates employment with Castle within 30 months after the date of the change in control or the executive’s employment is terminated by Castle for any reason other than for cause, death or disability within 24 months after the date of the change in control.

In this instance, the executive becomes entitled to the following:

(i) a lump sum cash payment in the amount equal to two times the executive’s base salary immediately prior to the termination date,

(ii) a prorated portion of earned and unpaid bonuses as of the termination date,

(iii) a lump sum cash payment in an amount equal to the prorated long term incentive award due,

(iv) continued participation, provided the executive made an election under COBRA, for (a) 12 months or (b) until the date on which executive begins employment with another employer, whichever occurs first, in all medical, and dental insurance coverage in which he or his eligible dependents were participating at the date of termination, at executive’s expense, and

(v) except for Mr. Tiffany, an additional retirement benefit equal to the actuarial equivalent of the additional amount that the executive would have earned in 3 additional continuous years of service, to be paid in a lump sum at normal retirement age.

These agreements also provide that in the event that upon a change in control such that the value of the accelerated vesting of compensation is, for tax purposes, such that the Executive would be taxed under Section 4999 of the Internal Revenue Code of 1986, then the Executive may choose to elect as his benefit:

(i) three times the Executives base amount less one dollar or

(ii) the amount which yields the Executive the greatest after-tax amount of payments under the change of control agreement after taking into account all applicable taxes on the payments.

If the triggering events under the change in control agreement had occurred as of December 31, 2007, Mr. Boik would have been entitled to $2,594,174 in severance benefits.

If the triggering events under the change in control agreement had occurred as of December 31, 2007, Mr. Hooks would have been entitled to $3,348,874 in severance benefits.

If the triggering events under the change in control agreement had occurred as of December 31, 2007, Mr. Winsauer would have been entitled to $1,690,478 in severance benefits.

If the triggering events under the change in control agreement had occurred as of December 31, 2007, Mr. Tiffany would have been entitled to $1,104,098 in severance benefits.

Grants of Plan-Based Awards

The following table sets forth the range of payouts targeted for 2007 performance under the LTIP and Short Term Incentive Plan granted in 2007.

										All Other
									All Other	Option		Grant
									Stock	Awards:	Exercise	Date Fair
									Awards:	Number of	or Base	Value of
						Estimated Future Payouts Under Equity Incentive			Number of	Securities	Price of	Stock and
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Plan Awards(2)			Shares of	Underlying	Option	Options
	Authorization	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)	($/Sh)	($)3

Michael H. Goldberg	1/24/07	0	316,875	633,750	0	8,800	17,600					224,048

Lawrence A. Boik	1/24/07	0	150,990	301,980	0	3,800	7,600					96,748

Stephen V. Hooks	1/24/07	0	198,900	397,800	0	4,900	9,800					124,754

Paul J. Winsauer	1/24/07	0	78,487	156,974	0	1,800	3,600					45,828

Blain A. Tiffany	1/24/07	0	73,325	146,650	0	1,100	2,200					28,006

(1)	These columns show the range of payouts targeted for 2007 performance under Castle’s Short-Term Incentive Plan described in the section titled “Short Term Incentive Plan” in the Compensation Discussion and Analysis. The 2008 Incentive payment for 2007 performance has been made as described in the section “Performance and Compensation of Named Executive Officers in 2007” in the Compensation Discussion and Analysis and shown in the Summary Compensation Table.

(2)	Reflects the award of performance shares under the 2007 — 2009 Long Term Incentive Plan, which is described herein under “Long Term Incentive Plan.”

(3)	Reflects the amount computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Equity
Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market
			Equity							Awards:	or Payout
			Incentive							Number of	Value of
			Plan							Unearned	Unearned
			Awards:			Number of				Shares,	Shares,
	Option Awards	Number of	Number of			Shares or		Market Value		Units or	Units or
	Number of	Securities	Securities			Units of		of Shares		Other	Other
	Securities	Underlying	Underlying			Stock		or Units		Rights	Rights
	Underlying	Unexercised	Unexercised	Option		That		of Stock		That	That
	Unexercised	Options	Unearned	Exercise	Option	Have Not		That Have		Have Not	Have Not
	Options	(#)	Options	Price	Expiration	Vested		Not Vested		Vested	Vested
Name	(#) Exercisable	Unexercisable	(#)	($)	Date	(#)		($)		(#)(1)	($)(2)

Michael H. Goldberg	20,000			28.40	11/3/16	10,000	(3)	271,900	(4)	8,800	239,272
Lawrence A. Boik	3,333			5.21	10/23/13					3,800	103,322
Stephen V. Hooks	44,300			5.21	10/23/13					4,900	133,231
Paul J. Winsauer	7,333			5.21	10/23/13					1,800	48,942
Blain A. Tiffany	3,333			5.21	10/23/13					1,100	29,909

(1)	Reflects performance shares under the 2007 -2009 Long Term Incentive Plan at the target payout level.

(2)	Market value has been computed by multiplying the closing price of Castle’s common stock on December 31, 2007 by the number of performance shares.

(3)	These shares are subject to forfeiture in the event of termination of Mr. Goldberg’s employment prior to November 3, 2011.

(4)	Market value has been computed by multiplying the closing price of Castle’s common stock on December 31, 2007 by the number of shares subject to option.

OPTION EXERCISES AND STOCK VESTED

The table below describes for each named executive officer the amount of stock options exercised and the amount of stock which vested during the fiscal year 2007.

			Number of
	Number of Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Michael H. Goldberg	0	0	90,000	2,447,100
Lawrence A. Boik	0	0	70,000	1,903,300
Stephen V. Hooks	0	0	84,000	2,283,960
Paul J. Winsauer	0	0	40,000	1,087,600
Blain A. Tiffany	0	0	20,000	543,800

Value Realized on Vesting has been computed by multiplying the closing price of Castle’s common stock on December 31, 2007 by the number of shares acquired.

PENSION BENEFITS

The table below describes for each named executive officer the number of years of credited service and the estimated present value of the accumulated benefit under the Pension Plan and the assumptions consistent with those used in Castle’s financial statements. Under the Pension Plan, the benefits are computed on the basis of straight-life annuity amounts. No payments of pension benefits were made to any of the named executive officers in 2007.

		Number of	Present Value of	Payments During the
		Years Credited	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	Service (#)	($)(1)(2)	($)

Michael H. Goldberg	Salaried Employees Pension Plan	2	26,015	0
	Supplemental Pension Plan	2	84,462	0
Lawrence A. Boik	Salaried Employees Pension Plan	4	42,945	0
	Supplemental Pension Plan	4	32,702	0
Stephen V. Hooks	Salaried Employees Pension Plan	35	854,928	0
	Supplemental Pension Plan	35	1,027,697	0
Paul J. Winsauer	Salaried Employees Pension Plan	26	599,156	0
	Supplemental Pension Plan	26	188,362	0
Blain A. Tiffany	Salaried Employees Pension Plan	7	72,003	0
	Supplemental Pension Plan	7	19,290	0

(1)	The material assumptions used for this calculation are as described in Footnote 5 to Castle’s audited consolidated financial statements for the year ended December 31, 2007.

(2)	Contributions and benefits under Castle’s Defined Contribution Plan and SERP will be frozen as of June 30, 2008.

Nonqualified Deferred Compensation

The table below describes individual executive contributions, company contributions, credited earnings, withdrawals, and the aggregate balance as of December 31, 2007 for each named executive officer:

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	Last Fiscal
	Year	Year	Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Michael H. Goldberg	0	0	0	0	0
Lawrence A. Boik	30,170	14,692	10,844	0	113,436
Stephen V. Hooks	105,311	27,711	43,438	0	513,525
Paul J. Winsauer	5,845	5,817	1,310	0	16,926
Blain A. Tiffany	777	5,258	176	0	6,201

Information on All Stock Option Plans

In 1989, Castle’s 1989 Long Term Incentive Compensation Plan (the “1989 Plan”) was approved by the stockholders. In 1990, Castle’s 1990 Restricted Stock and Stock Option Plan (the “1990 Plan”) was approved by the stockholders. In 1995, Castle’s 1995 Directors Stock Option Plan (the “1995 Plan”) was approved by the stockholders. In 2000, Castle’s 2000 Restricted Stock and Stock Option Plan (the “2000 Plan”) was approved by the stockholders. In 2004, Castle’s 2004 Restricted Stock, Stock Option and Equity Compensation Plan (the“2004 Plan”) was approved by the stockholders.

PROPOSAL TWO:

APPROVAL OF THE 2008 RESTRICTED STOCK,
STOCK OPTION AND EQUITY COMPENSATION PLAN

Castle’s 2008 Restricted Stock, Stock Option Plan and Equity Compensation Plan, (“the Plan”) was adopted by the Board of Directors on December 13, 2007 subject to stockholder approval. If Castle’s stockholders do not approve the Plan, no awards will be made under the Plan and the Plan will become void.

The following summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Appendix A.

The Plan is intended to attract, motivate and retain key executive, managerial, supervisory and professional employees of Castle and its subsidiaries and to attract director candidates. The Plan is intended to further align the participants’ interests with those of Castle’s stockholders and to provide them incentive compensation opportunities which are competitive with other companies.

The Plan provides for the granting of awards to directors and to such key executive, managerial, supervisory and professional employees of Castle and its subsidiaries as the Human Resources Committee of the Board of Directors (the “Committee”) may select from time to time. Awards under the Plan may be made in the form of (1) incentive stock options, (2) non-qualified stock options, (3) restricted stock options and (4) equity compensation performance grants. Initially, approximately 75 employees and 10 non-employee directors would be eligible to participate in the Plan.

An aggregate of 2,000,000 shares of Castle’s common stock would be reserved for issuance under the Plan, subject to adjustment as described below. Shares available for issuance under the Plan are authorized and unissued shares or issued and outstanding shares (including, at the discretion of the Board of Directors, shares purchased in the open market). Shares subject to an award that expire, terminate, are forfeited or canceled or are settled in cash will be available for other awards under the Plan. In the event of any change in the outstanding shares by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or other similar change, the Committee will equitably adjust the aggregate number of shares available under the Plan and the terms (including the exercise price of an option) and number of shares of any outstanding awards.

Administration

The Committee will administer the Plan. The Committee will select the employees to whom awards will be granted from among those eligible and, subject to the terms and conditions of the Plan, determine the type, size and terms and conditions applicable to each award. The Committee is also authorized, among other things, to construe, interpret and implement the provisions of the Plan. Any awards recommended by the Committee for the Chief Executive Officer or any director will be subject to the approval of the Board of Directors. Actions related to NEOs may be delegated to the Subcommittee.

Awards Under the Plan

Stock Options

The Committee shall establish the option exercise price of a stock option awarded under the Plan at the time of the grant. The exercise price may not be less than the fair market value of a share of Castle’s common stock at one hundred percent of the Fair Market Value for the ten days preceding the date on which the option is granted (one hundred ten percent of fair market value in the case of an incentive stock option granted to a ten percent or greater stockholder). Options will be exercisable not earlier than one year from the date of grant and will expire not later than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten percent or greater stockholder). Options will otherwise become exercisable at the times and in the installments determined by the Committee.

Payment of the exercise price must be made in full at the time of exercise, in cash and/or in shares of Castle’s common stock having a fair market value on the date of exercise equal to the option exercise price. In addition, the Committee may permit a participant to exercise through loans from a brokerage firm, subject to certain conditions.

Incentive Stock Options and Non-Qualified Stock Options will expire on the earliest of (i) ten years after the date of award (five years with respect to a participant who at the time of the award is a ten percent or greater shareholder of Castle), (ii) the date the participant’s continuous employment with Castle terminates (except in the case of retirement under Castle’s retirement plan or disability, in which case the option shall expire on the third anniversary of the date of such retirement or disability), and such other date as may be established by the Committee at the time of the award. With respect to Non-Qualified Stock Options granted to a director, the option would also expire on the date the director resigns from the Board (or if the director retires at retirement age or becomes disabled, the third anniversary of the director’s retirement or disability).

Restricted Stock

The Committee may grant to participants shares of Castle’s common stock in such amounts and subject to such terms and conditions (including forfeiture of shares if the participant does not complete a required period of employment) not inconsistent with the Plan as the Committee may determine in its sole discretion. Except for a prohibition on transferring shares of restricted stock for a period determined by the Committee (but not less than one year) and the risk of forfeiture upon termination of employment before the restricted period ends, a participant who receives a restricted stock award will have all of the rights of a stockholder, including the right to vote and, except as otherwise provided by the Committee, receive any dividends.

Equity Performance Awards

The Plan provides for the Committee and Castle’s Board of Directors to structure a performance share award (an “Award”) as performance-based compensation such that the Award will not be paid unless designated performance measures are satisfied. The performance period for Awards may not be less than three years, subject to acceleration upon a change of control. The Committee may designate performance measures from among the following: sales, earnings, earnings per share, pre-tax earnings, return on equity, return on investments, and asset management, and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in Castle’s earnings. Performance objectives need not be the same for all participants, and may be established for Castle as a whole or for its various groups, divisions, subsidiaries and affiliates. If the applicable performance objective is achieved, a participant will receive an amount equal to the then market value of one share of Castle’s common stock multiplied by the number of performance shares held. Payment may be made in shares of common stock and cash or any combination, as determined by the Committee. The Committee, at the time of establishing performance objectives, may establish a minimum performance target and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met. Performance shares may also be in the form of SAR (Stock Appreciation Rights) or some other equity based measure.

Modification of Benefits

The Committee may grant benefits on terms and conditions different than those specified in the Plan to comply with the laws and regulations of Federal or State agencies or jurisdiction, or to make the benefits more effective under such laws and regulations. The Committees may permit or require a participant to have amounts or shares of our common stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on Castle’s books of account in compliance with all existing laws and regulations. Neither the Board of Directors nor the Committee may cancel any outstanding stock option for the purpose of reissuing the option to the participant at a lower exercise price, or to reduce the option price of an outstanding option, in each case without obtaining prior stockholder approval.

If there is any change in our common stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, the total number of shares authorized and available for benefits will be equitably adjusted. Shares subject to outstanding benefits, and the price of each of the foregoing, as applicable, in such event, will be equitably adjusted by the Committee in its discretion.

If a stock option granted under the Plan expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock, restricted stock units, performance shares or SARs granted under the Plan are forfeited or terminated without the issuance of all the shares subject thereto, the shares covered by such benefits will again be available for use under the Plan. Shares covered by a benefit granted under the Plan would not be counted as used unless and until they are actually issued and delivered to a participant. Any shares of common stock covered by a SAR will be counted as used only to the extent shares are actually issued to the participant upon exercise of the SAR. The number of shares that are transferred to Castle by a participant to pay the exercise or purchase price of a benefit will be subtracted from the number of shares issued with respect to such benefit for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of a benefit will not be counted as used. Shares covered by a benefit granted under the Plan that are settled in cash will not be counted as used.

Other Features of the Plan

The Committee may provide that, in the event of a change in control, any or all options then outstanding will become fully exercisable as of the date of the change in control and that all restricted stock awards will become fully vested as of the date of the change in control.

No Award under the Plan or rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution.

The Plan will remain in effect for a period of 10 years or until terminated by the Board of Directors, or earlier, or until all Awards granted under the Plan are either satisfied by the issuance of shares of stock or the payment of cash, or terminated pursuant to the terms of the Plan or under the Award agreement. The Board of Directors may at any time terminate, suspend or amend the Plan, except that the stockholder approval must be obtained to increase the total number of shares subject to the Plan, and no such action may, without the consent of a participant , adversely affect the participant’s rights under any outstanding Award.

Since Awards may only be made under the Plan after adoption by stockholders and such Awards if made, in the future will be at the sole discretion of the Committee, so it is not possible to determine the terms of those Awards.

Director Awards

If the Plan is approved by stockholders, non-employee directors will be awarded shares of Restricted Stock in the amount of $60,000 (based upon the closing price of Castle’s common stock on the day of issuance) on the date of the annual meeting of stockholders.

Material Federal Income Tax Consequences

The following discussion is a brief summary of the principal U.S. Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options and Directors Options

An optionee will not recognize taxable income upon the grant of a non-qualified stock option under the Plan. Castle will not be entitled to a tax deduction with respect to the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the employee/optionee and will be subject to applicable withholding taxes. Castle will generally be entitled to a tax deduction at that time in the amount of that compensation income. The optionee’s tax basis for the common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

The director/optionee will remit to Castle sufficient funds to satisfy federal tax withholding requirement at the time of exercise. The recipient, after exercising the option, will also realize long term capital gains or ordinary income upon the sale of the stock, depending upon the length of time the recipient retained ownership. All dividends commencing after the exercise of the option will be ordinary income to the recipient.

Incentive Stock Options

An optionee will not recognize taxable income at the time of grant or upon timely exercise of an incentive stock option and Castle will not be entitled to a tax deduction with respect to that grant or exercise. Exercise of an incentive stock option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and tax deduction to Castle, if the incentive stock option is not exercised on a timely basis (generally, while the optionee is employed by Castle or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below.

A sale or exchange of an optionee of shares acquired upon the exercise of an incentive stock option more than one year after the transfer of the shares to that optionee and more than two years after the date of grant of the incentive stock option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss) to the optionee. If that sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, that sale or exchange will generally constitute a “disqualifying disposition” of those shares that will have the following results: any excess of (1) the lesser of (a) the fair market value of the shares at the time of exercise of the incentive stock option and (b) the amount realized on the disqualifying disposition of the shares over (2) the option exercise price of those shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and Castle will be entitled to a tax deduction in the amount of that income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by Castle.

Restricted Stock

A grantee will not recognize any income upon the grant of Restricted stock if that stock is subject to a substantial risk of forfeiture on the date of grant, unless the holder elects under Section 83(b) of the Internal Revenue Code, within 30 days of the grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the Section 83(b) election is made, the grantee will not be allowed a deduction in the event that the shares are subsequently forfeited. If the election is not made, the grantee will generally recognize ordinary income on the date that the Restricted stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares on that date, less any amount paid for the shares. At the time the grantee recognizes ordinary income, Castle generally will be entitled to a deduction in the same amount.

Generally upon a sale or other disposition of Restricted stock with respect to which the grantee has recognized ordinary income (i.e., a Section 839b) election was previously made or the restrictions were previously removed), the grantee will recognize capital gain or loss in an amount equal to the difference between the amount on that sale or other disposition and the grantee’s basis in those shares.

Equity Performance Awards

A grantee will not recognize any income upon the grant of performance stock or other equity denominated award if it is subject to a substantial risk of forfeiture on the date of grant, unless the grantee elects under Section 83(b) of the Internal Revenue Code, within 30 days of the grant, to recognize ordinary income in an amount equal to the fair market value of the equity performance award at the time of receipt, less any amount paid for the shares. If the Section 83(b) election is made, the grantee will not be allowed a deduction in the event that the awarded shares are subsequently forfeited. If the election is not made, the grantee will generally recognize ordinary income on the date that the Award is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the Award on that date less any amount paid. At the time the grantee recognizes ordinary income, Castle generally will be entitled to a deduction in the same among.

Vote Required

The affirmative vote of the holders of a majority of the shares of Castle’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon is required to approve the Plan. For purposes of the approval of the Plan, abstentions will be counted as votes present or represented at the annual meeting and therefore will have the effect of a vote cast against approval of the Plan, while broker non-votes will have the no effect on the vote. The Board of Directors recommends a vote FOR approval of the Plan.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than the matters set forth in the notice and described in this proxy statement. However, if any other matters properly come before the annual meeting, it is intended that the holders of the proxies will vote on those matters in their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to: Corporate Secretary, A. M. Castle & Co., 3400 North Wolf Road, Franklin Park, Illinois 60131. Stockholders who currently receive multiple copies of their proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS

In order for proposals by stockholders to be considered for inclusion in Castle’s proxy statement and form of proxy for Castle’s 2009 annual meeting of stockholders, Maryland Law and Castle’s Bylaws, and SEC and Stock Exchange rules require that any stockholder proposals must be received not later than December 11, 2008.

In addition, Castle Bylaws require a stockholder who wishes to propose a nominee for election as a director or any other business matter for consideration at the annual meeting of stockholders to give advance written notice to Castle between November 26, 2008 and December 26, 2008.

Sherry L. Holland

Secretary

March 20, 2008

A. M. CASTLE & CO

2008 RESTRICTED STOCK, STOCK OPTION AND EQUITY COMPENSATION PLAN

I.  GENERAL

1. Purpose.  The A. M. Castle & Co. 2008 Restricted Stock, Stock Option and Equity Compensation Plan (the “2008 Plan”) has been established by A. M. Castle & Co. (the “Company”) to:

(a) attract and retain key executive, managerial, supervisory and professional employees;

(b) attract and align the interest of directors with the long term interests of Castle and stockholders;

(c) motivate participating employees to put forth their maximum effort for the continued growth of Castle and Subsidiaries;

(d) further identify Participants’ interests with those of Castle’s shareholders; and

(e) provide incentive compensation opportunities which are competitive with those of other corporations in the same industries as Castle and its Subsidiaries;

and thereby promote the long-term financial interest of Castle and its Subsidiaries, including the growth in value of Castle’s equity and enhancement of long-term shareholder return.

2. Effective Date.  The 2008 Plan shall become effective upon the ratification by the holders of the majority of those shares present in person or by proxy at Castle’s 2008 annual meeting of its shareholders. The 2008 Plan shall be limited in duration to ten (10) years and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding.

3. Definitions.  The following definitions are applicable to the 2008 Plan:

“Board” means the Board of Directors of Castle.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Human Resources Committee and its Subcommittee, or such other committee as may be designated from time to time by the Board comprising of at least three (3) or more members of the Board who are considered “independent” and “disinterested persons” within the meaning of Item 401 of Regulation S-K and Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

“Director” means an “independent” (as that term is defined in Item 401 of Regulation S-K of the Securities Exchange Act of 1934 and the New York Stock Exchange Listing Standard) member of Castle’s Board of Directors. All directors shall participate in the 2008 Plan as described in Part III.

“Equity Performance Award” has the meaning ascribed to it in Part V

“Fair Market Value” of any Stock means, as of any date, the closing market composite price for such Stock as reported for the New York Stock Exchange-Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

“Participant” means any Director or employee of Castle or any Subsidiary who is selected by the Committee to participate in the 2008 Plan.

“Related Company” means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns fifty percent (50%) or more of the total combined voting power of all classes of stock of Castle that are entitled to vote.

“Restricted Period” has the meaning ascribed to it in Part IV.

“Restricted Stock” has the meaning ascribed to it in Part IV.

“Stock” means A. M. Castle & Co. common stock.

“Stock Option” means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provision of Part II or Part III.

“Subsidiary” means any corporation during any period in which fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Castle.

4. Administration.  The authority to manage and control the operation and administration of the 2008 Plan shall be vested in the Committee. Subject to the provisions of the 2008 Plan, the Committee will have authority to select employees to receive awards of Stock Options and Restricted Stock, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards (including but not limited to the authority to provide that in the event of certain changes in the beneficial ownership of Castle’s Stock fully exercisable and/or vested), and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to Castle’s success, and such other factors as the Committee deems relevant. The Committee is authorized to interpret the 2008 Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Plan, to determine the terms and provisions of any agreements made pursuant to the 2008 Plan and make all other determinations that may be necessary or advisable for the administration of the 2008 Plan. Any interpretation of the 2008 Plan by the Committee and any decision made by it under the 2008 Plan is final and binding on all persons.

5. Participation.  Subject to the terms and conditions of the 2008 Plan, the outside (non-employee) members of Castle’s Board of Directors shall participate in the 2008 Plan and the Committee shall determine and designate from time to time, the key executive, managerial, supervisory and professional employees of Castle and its Subsidiaries who will participate in the 2008 Plan. In the discretion of the Committee, an eligible employee may be awarded Stock Options, Restricted Stock or Equity Performance Awards, and more than one (1) award may be granted to a Participant. Except as otherwise agreed to by Castle and the Participant, any award(s) under the 2008 Plan shall not affect any previous award to the Participant under the 2008 Plan or any other Plan maintained by Castle or its Subsidiaries. The Committee may consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective benefits.

6. Shares Subject to the 2008 Plan.  The shares of Stock with respect to which awards may be made under the 2008 Plan shall be either authorized and unissued shares or issued and outstanding shares (including, in the discretion of the Board, shares purchased in the market). Subject to the provisions of paragraph 10 of this Section I, the number of shares of Stock which may be issued with respect to awards under the 2008 Plan shall not exceed 2,000,000 shares in the aggregate. If, for any reason, any award under the 2008 Plan otherwise distributable in shares of Stock, or any portion of the award, shall expire, terminate or be forfeited or cancelled, or be settled in cash pursuant to the terms of the 2008 Plan and, therefore, any such shares are no longer distributable under the award, such shares of Stock shall again be available for award to an eligible employee (including the holder of such former award) under the 2008 Plan.

7. Compliance with Applicable Laws and Withholding Taxes.  Notwithstanding any other provision of the 2008 Plan, Castle shall have no liability to issue any shares of Stock under the 2008 Plan unless such issuance would comply will all applicable laws and the applicable requirements of the Security Exchange Commission (“SEC”), New York Stock Exchange, or similar entity. Prior to the issuance of any shares of Stock under the 2008 Plan, Castle, may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares or Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom. All awards and payments under the 2008 Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the 2008 Plan.

8. Transferability.  Stock Options, Equity Performance Award and, during the period of restriction, Restricted Stock awarded under the 2008 Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. Stock Options may be exercised during the lifetime of the Participant only by the Participant.

9. Employment and Shareholder Status.  The 2008 Plan does not constitute a contract of employment and selection as a Participant does not give any employee the right to be retained in the employ of Castle or any Subsidiary. No award under the 2008 Plan shall confer upon the holder thereof any right as a shareholder of Castle prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock. If the redistribution of shares is restricted pursuant to paragraph 7 above, certificates representing such shares may bear a legend referring to such restrictions.

10. Adjustments to Number of Shares Subject to the 2008 Plan.  In the event of any change in the outstanding shares or Stock of Castle by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which awards may be made under the 2008 Plan, and the terms and the number of shares of any outstanding Stock Options or Restricted Stock shall be equitably adjusted by the Committee. Any such adjustment in any outstanding option shall be made without change in the aggregate option price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each share covered by such option as well as the adjustment in the number and kind of Stock Options mentioned above. Adjustments under this paragraph 10 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In no event shall the exercise price for a Stock Option be adjusted below the par value of such Stock, nor shall any fraction of a share be issued upon the exercise of an option.

11. Agreement with Company.  At any time of any awards under the 2008 Plan, the Committee will require a Participant to enter into an agreement with Castle in a form specified by the Committee, agreeing to the terms and conditions of the 2008 Plan and to such additional terms and conditions, not inconsistent with the 2008 Plan, as the Committee may, in its sole discretion, prescribe.

12. Amendment and Termination of 2008 Plan.  Subject to the following limitation of this paragraph 12, the Board may at any time amend, suspend, or terminate the 2008 Plan. No amendment of the 2008 Plan and, except as provided in paragraph 10 above, no action by the Board or the Committee shall, without further approval of the shareholders of Castle, increase the total number of shares of Stock with respect to which awards may be made under the 2008 Plan or materially amend the Plan. No amendment, suspension, or termination of the 2008 Plan shall alter or impair any Stock Option or Restricted Stock Option previously awarded under the 2008 Plan without the consent of the holder thereof.

II.	INCENTIVE STOCK OPTIONS

1. Definitions.  The award of an Incentive Stock Option under the 2008 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Section II.

2. Eligibility.  The Committee shall designate the Participants to whom Incentive Stock Options, as described in Section 422(b) of the Code or any successor section thereto, are to be awarded under the 2008 Plan and shall determine the number of option shares to be offered to each of them. In no event shall the aggregate Fair Market Value (determined at the time the option is awarded and taking options into account in the order granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all Plans of Castle and all Related Companies) exceed One Hundred Thousand Dollars ($100,000).

3. Price.  The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee provided, however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the average Fair Market Value for the ten (10) days preceding the date on which the option is granted (one hundred ten percent (110%) of Fair Market Value with respect to Participants who at the time of the award are deemed to own at lest ten percent (10%) of the voting power of Castle); or (b) the par value of a share of Stock on such date. To the extent provided by the Committee, the full purchase price of such share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair

Market Value as of the date of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Stock Options to a Participant, or thereafter, permit Incentive Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements.

4. Exercise.  The Committee may impose such rules relating to the time and manner in which Incentive Stock Options may be exercised as the Committee deems appropriate; provided, however, that no Incentive Stock Option may be exercised by a Participant (a) prior to the date on which he completes one continuous year of employment with Castle or any Related Company after the date of the award thereof; or (b) after the Expiration Date applicable to that option.

5. Option Expiration Date.  The “Expiration Date” with respect to an Incentive Stock Option on any portion thereof awarded to a Participant under the 2008 Plan means the earliest of:

(a) the date that is ten (10) years after the date on which the Incentive Stock Option is awarded (five (5) years with respect to Participants who at the time of the award are deemed to own at least ten percent (10%) of the voting power of Castle);

(b) the date, if any, on which the Participant’s continuous employment with Castle and all Related Companies terminates, except in the case of retirement under Castle’s retirement Plan or disability, the third anniversary of the date of such retirement or disability.

(c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

All rights to purchase shares of Stock pursuant to an Incentive Stock Option shall cease as of such option’s Expiration Date.

III.  NON-QUALIFIED STOCK OPTIONS

1. Definition.  The award of a Non-Qualified Stock Option under the 2008 Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Section III.

2. Eligibility.  The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the 2008 Plan and shall determine the number of option shares to be offered to each of them. Each director who is a member of Castle’s Board of Directors on the date of Castle’s annual shareholders meeting in 2008, and each anniversary thereof (or if such date is not a business day, the first business day thereafter) shall on such date be granted an option to purchase 5,000 shares, or such other amount of shares not to exceed 10,000, as the Committee may determine, no later than January 31st of that year.

3. Price.  The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided however, that in no event shall such price be less than the greater of (a) one hundred percent (100%) of the average Fair Market Value for the ten (10) days preceding the date on which the option is granted of a share of Stock of the date the option is granted; or (b) the par value of a share of such Stock on such date. To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and; as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto. Notwithstanding the foregoing provisions of this paragraph 3, the Committee may, in its sole discretion, by the terms of the Agreement granting Non-Qualified Stock Options permit Non-Qualified Stock Options to be exercised by a Participant through one (1) or more loans from a stock brokerage firm upon assurance from the brokerage firm that any such loans shall be made in accordance with applicable margin requirements. Upon the exercise of an option or part thereof, the full option price of the Stock purchased pursuant to the exercise of a stock option together with any required state or federal withholding taxes shall be paid in the form of: (a) cash, certified check, bank draft or postal or express money order made payable to the order of Castle; or (b) Common Stock at the Fair Market Value.

4. Exercise.  The Committee may impose such rules relating to the time and manner in which Non-Qualified Stock Options may be exercised as the Committee deems provided, however, that no Non-Qualified Stock Option may be exercised by a Participant (a) prior to the date on which the Participant completes one (l) continuous year of employment with Castle or any Related Company after the date of the award thereof, or in the case of a director, on the first anniversary of the date of the award; or (b) after the Expiration Date applicable to that option.

5. Option Expiration Date.  The “Expiration Date” with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the 2008 Plan means the earliest of:

(a) the date that is ten (10) years after the date on which the Non-Qualified Option is awarded;

(b) the date, if any, on which the Participant’s continuous employment with Castle and all Related Companies terminates, except in the case of retirement under Castle’s retirement Plan or disability, the third anniversary of the date of such retirement or disability.

(c) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the award.

(d) in the case of a director, the date the director resigns from the Board of Directors, or in the event the director retires, at or after attaining Board of Directors retirement age, or becomes disabled, the third anniversary of such retirement or disability.

All rights to purchase shares of Stock pursuant to a Non-Qualified Stock Option shall cease as of such option’s Expiration Date.

IV.	RESTRICTED STOCK

1. Definition.  Restricted Stock awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee, subject to the following terms of this Section IV.

2. Eligibility.  The Committee shall designate the Participants to whom Restricted Stock is to be awarded under the number of shares of Stock that are subject to the award

3. Terms and Conditions of Awards.  All shares of Restricted Stock awarded to Participants under the 2008 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 2008 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in paragraph 11 of Section I.

(a) Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period determined by the Committee after the time of the award of such stock (the “Restricted Stock”). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(b) The Committee may, in its discretion, at any time after the date of the award of Restricted Stock adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one (1) year.

(c) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with Castle and all Related Companies terminates prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award.

(d) Each certificate issued in respect of shares of Restricted Stock awarded under the 2008 Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend;

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the A. M. Castle & Co. 2008 Restricted Stock and Stock Option Plan and an agreement entered into between the registered owner and A. M. Castle & Co. A copy of such Plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 3400 N. Wolf Road, Franklin Park, Illinois 60131.”

(e) At the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).

V.	EQUITY PERFORMANCE AWARDS

1. Definition.  Equity Performance Awards (“P-Awards”) are grants of Stock Appreciation Rights (SAR), phantom stock, stock and cash, the vesting of which is subject to a required period of employment, the attainment of certain designated measures of Company or personal performance objectives and any other conditions established by the Committee, subject to the following terms of this Section V.

2. Eligibility.  The Committee shall designate the Participants to whom P-Awards are to be awarded and the number of shares of Stock that underlay or are contingent on the P-Awards and any stock delivered pursuant thereto.

3. Terms and Conditions of Awards.  All Participants under the 2008 Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the 2008 Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in paragraph 11 of Section I.

(a) Equity Performance Awards (“P-Awards”) shall have performance measures designated by the Committee based in whole or part among any or a combination of the following: gross profit on sales, material gross profit (gross profit on material portion of sales), DSO (days sales outstanding on receivables), DSI (days sales outstanding on inventory), working capital employed, purchase variance, delivery variance, sales, earnings, earnings per share, pre-tax earnings, return on equity, return on investments, and asset management, and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in Castle’s earnings. Performance objectives need not be the same for all participants, and may be established for Castle as a whole or for its various groups, divisions, subsidiaries and affiliates. The Committee at the time of establishing performance objectives, may establish a minimum performance target and provide for reduced payment if the performance objective is not achieved but the minimum performance target is met.

(b) The period for performance for P-Awards may not be less than three (3) years, subject to acceleration upon a change of control.

(c) P-Awards to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered.

(d) The Committee may, in its discretion, at any time after the date of the P-Award adjust the length of the designated period a participant must hold any stock delivered in accordance with the vesting of an award to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of such period be less than one (1) year.

(e) Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment with Castle and all Related Companies terminates prior to the end of any vesting period or fails to achieve the performance objective for any reason shall forfeit all P-Awards remaining subject to any non-vested/unattained performance objectives.

(f) Upon attainment of the designated performance measures the P-Award will fully vest and not be forfeited. Payment will be made in cash, stock or other equity based property or any combination thereof.

ANNUAL MEETING OF STOCKHOLDERS OF A. M. CASTLE & CO.
April 24, 2008
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided. —— — 21130000000000000000 9 042408
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the 2008 Restricted Stock, Stock Option, and Equity Compensation Plan: NOMINEES:
FOR ALL NOMINEES O            Brian P. Anderson            O            Thomas A. Donahoe You are encouraged to specify your choices by marking the appropriate boxes, but WITHHOLD AUTHORITY O            Ann M. Drake you need not mark any boxes if you wish to vote in accordance with the Board of FOR ALL NOMINEES O            Michael. H. Goldberg Directors’ recommendations. The appointed proxies cannot vote your shares            O            William K. Hall unless you sign and return this card. FOR ALL EXCEPT O            Robert S. Hamada
(See instructions below) O            Patrick J. Herbert, III This proxy, when properly executed, will be voted in the manner directed O            Terrence J. Keating herein. If no direction is made, this proxy will be voted FOR Election of each O Pamela Forbes Lieberman of the nominees as Directors.
O John McCartney O Michael Simpson
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
A. M. CASTLE & CO.
April 24, 2008
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the COMPANY NUMBER envelope provided as soon as possible. - OR - INTERNET — Access “www.voteproxy.com” and ACCOUNT NUMBER follow the on-screen instructions. Have your proxy card available when you access the web page. - OR - IN PERSON — You may vote your shares in person by attending the Annual Meeting.
You may enter your voting instructions www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
—— — 21130000000000000000 9 042408
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST AB
STAIN 1. Election of Directors: 2. Ratification of the 2008 Restricted Stock, Stock Option, and Equity Compensation Plan: NOMINEES: FOR ALL NOMINEES O Brian P. Anderson            O Thomas A. Donahoe You are encouraged to specify your choices by marking the appropriate boxes, but WITHHOLD AUTHORITY O            Ann M. Drake you need not mark any boxes if you wish to vote in accordance with the Board of FOR ALL NOMINEES O            Michael. H. Goldberg Directors’ recommendations. The appointed proxies cannot vote your shares            O            William K. Hall unless you sign and return this card. FOR ALL EXCEPT O            Robert S. Hamada
(See instructions below) O            Patrick J. Herbert, III This proxy, when properly executed, will be voted in the manner directed O            Terrence J. Keating herein. If no direction is made, this proxy will be voted FOR Election of each O Pamela Forbes Lieberman of the nominees as Directors.
O John McCartney O Michael Simpson
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
A. M. CASTLE & CO.
Annual Meeting of Stockholders on April 24, 2008
The undersigned hereby constitutes and appoints Michael Simpson and Michael H. Goldberg, and each of them, his true and lawful agents and proxies with full power of substitution in each, to attend the Annual Meeting of Stockholders of A. M. Castle & Co. to be held at the office of the Company, 3400 North Wolf Road, Franklin Park, Illinois at 10:00 a.m., Central Daylight Savings Time, on Thursday, April 24, 2008, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.
THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be signed on the reverse side)
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